Xybernaut Corporation
                                                              September __, 1997
                                                                          Page 1



                                                                    EXHIBIT 5.1




                                                              December 31, 1997

Xybernaut Corporation
12701 Fair Lakes Circle
Fairfax, Virginia  22033

Gentlemen:

        We have acted as counsel to Xybernaut Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of 2,622,663 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of the Company's Series B Preferred Stock (the "Series B Preferred Stock"), par value $.01 per share.

        In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, (ii) By-laws and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

        Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued upon conversion of the Series B Preferred Stock, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP
                                         ---------------------------------------
                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP



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Xybernaut Corporation
Exhibit 5.1 Opinion to Registration Statement on Form S-3


Prepared by:         Christopher S. Auguste                  _______

Reviewed by:         Gary J. Simon                           _______

Signed by:           Martin E. Weisberg                      _______